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                                                    Morgan
                                                    & Company
                                                    Chartered Accountants










                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Sedona Software Solutions, Inc. on Amendment No. 5 to Form SB-2 of our Auditors' Report, dated August 31, 2001 on the balance sheet of Sedona Software Solutions, Inc. as of June 30, 2001, and the statements of loss and deficit accumulated during the development stage, cash flows, and stockholders' equity for the year then ended.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.




Vancouver,  Canada                                    /s/ MORGAN  &  COMPANY

November  19,  2001                                   Chartered  Accountants



Tel:  (604) 687-5841       Member of           P.O. Box 10007 Pacific Centre
Fax:  (604) 687-0075          ACPA      Suite 1488 - 700 West Georgia Street
www.morgan-cas.com        International              Vancouver, B.C. V7Y 1A1